CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use, in this Registration Statement on Form SB-2, of our report dated February 23, 1996, relating to the financial statements of ProtoSource Corporation for the years ended December 31, 1995 and 1994, and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement.



                                            /S/  ANGELL & DEERING
                                            ------------------------------------
                                            Angell & Deering
                                            Certified Public Accountants


Denver, Colorado
January 28, 1997